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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-90932, 333-3132, and 333-51753 on Form S-8 of our report dated March 7, 2002
(April 15, 2002 as to note 2), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the uncertainty of Contour Energy Co.'s ability to continue as a going concern) appearing in the Annual Report on Form 10-K of Contour Energy Co. for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP
----------------------------
    Deloitte & Touche LLP

Houston, Texas
April 15, 2002